UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Soliciting Material Pursuant to §240.14a-12

Envestnet, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

The following was made available to employees of Envestnet, Inc. (“Envestnet” or the “Company”) on July 11, 2024 in connection with the proposed acquisition of Envestnet by Bain Capital.

ENVESTNET ANNOUNCEMENT WITH BAIN CAPITAL Q&A

GENERAL QUESTIONS

1.	WHAT IS BEING ANNOUNCED TODAY?

Envestnet, a leading provider of integrated technology, intelligent data and wealth solutions, today announced that it has entered into a definitive agreement to be acquired by Bain Capital in a transaction valuing the Company at $4.5 billion. The transaction is expected to close in Q4 2024.

2.	WHY DID WE DECIDE TO GO PRIVATE?

We believe that the value that is being offered by Bain Capital maximizes value for our shareholders. We and Bain Capital also believe that moving from a publicly held company to a private company will enable Envestnet to accelerate our growth and future success. Partnering with Bain Capital enables Envestnet to strategically plan and execute on our immediate and long-term growth strategy without some of the additional considerations and costs required of a public company. We will continue our goal of empowering our clients and even more advisors with our wealth technology and solutions so that they are able to holistically serve their clients.

3.	WHO IS BAIN CAPITAL?

Founded in 1984 as a friendly spin-off from Bain & Company, the strategy consulting firm, Bain Capital, pioneered a consulting-based approach to private equity investing, partnering closely with management teams to offer the insights that challenge conventional thinking, build great businesses and improve operations.  Today, Bain Capital is one of the world’s leading private investment firms and the firm’s 1,800 employees, including 800 investment professionals, all strive to create value through private equity, public equity, fixed income and credit, real estate and venture capital investments across multiple sectors, industries, and geographies.  Bain Capital invests and engages in businesses to drive positive and lasting impact for companies, employees, communities, and the environment.

4.	WHAT EXPERIENCE DOES BAIN CAPITAL HAVE WITH RELATED FINANCIAL TECHNOLOGY COMPANIES?

Bain Capital has a long history of investing in and partnering with management teams to accelerate the growth of companies. The firm brings significant and highly differentiated advantages as a value-added partner in the financial technology sector. Bain Capital’s financial technology investments have included Acorns, Applied Systems, AvidXchange, Billtrust, Carson Group, Corient (formerly CI Private Wealth) FleetCor Technologies, Flywire, Nets, Nexi, SigFig, Vertafore, and Worldpay.

5.	WHY IS BAIN CAPITAL THE RIGHT PARTNER FOR US?

Bain Capital understands our scale, differentiated product offering and competitive advantages and believes that strong fundamental tailwinds will allow us to unlock our next phase of growth. With this investment, Bain Capital is providing validation that Envestnet has built the industry-leading platform used by the leading wealth management firms, RIAs and broker-dealers.

In collaboration with the Envestnet leadership team, Bain Capital plans to support our growth strategy through organic and inorganic initiatives, invest in our platform and solutions, and help us deliver greater value to customers and partners.

6.	WHAT AREAS DOES ENVESTNET ANTICIPATE INVESTING IN FURTHER AS FIRST PRIORITIES AFTER THE ACQUISITION IS COMPLETE?

While our strategy to serve financial institutions and advisors remains consistent, it is our expectation that, in partnership with Bain Capital, we will look to more rapidly leverage tools like artificial intelligence to ensure our competitive advantage and to continue to achieve scale in our technology and operations. We will also look to execute quickly on our efforts to integrate the parts of Envestnet to enable more cross-sell opportunities. Additionally, our focus on bringing managed accounts and solutions to the RIA market will be a strategically important initiative.

7.	HOW LONG HAS ENVESTNET BEEN THINKING ABOUT THIS? WERE THERE OTHER PROSPECTIVE BUYERS? DID ANY STRATEGIC INVESTORS EXPRESS INTEREST IN ENVESTNET?

Envestnet regularly considers strategic alternatives and other routes to maximize shareholder value. The Board and its advisors accordingly conducted a process to maximize value for shareholders. Additional information on the process will be included as part of our proxy statement which will be publicly filed.

8.	HOW WILL THIS AFFECT ENVESTNET’S SHAREHOLDERS?

At the closing of the transaction, Envestnet’s common stock will no longer be publicly listed. If the transaction is consummated, shareholders will receive $63.15 in cash per Envestnet share. if you own Company common stock in “street name” through a bank, broker or other nominee, you should contact your bank, broker or other nominee for further information on how payment will be made.

9.	WILL BAIN CAPITAL BE PART OF THE DAY-TO-DAY OPERATIONS OF THE COMPANY?

Bain Capital is known for its consulting-based approach to enhance business operations and drive value. They look forward to a collaborative partnership with Envestnet’s talented and experienced leadership team and supporting the Company’s growth strategy and investment initiatives. Until closing, Envestnet will continue to operate as a standalone company.

10.	WILL THERE BE ANY EXECUTIVE CHANGES, AS A RESULT OF THE TRANSACTION, TO THE LEADERSHIP TEAM?

Bain Capital will have a collaborative partnership with Envestnet’s talented and experienced leadership team with a goal of supporting our growth strategy through organic and inorganic initiatives, further investment in its differentiated product offering, and delivering enhanced value to customers and partners.

11.	HOW DOES THIS CHANGE, IF AT ALL, THE CEO SEARCH?

Jim Fox will continue in his role as interim CEO until the completion of the transaction, which is expected in Q4 2024. At which point, the Envestnet leadership team will work in close collaboration with Bain Capital to determine the right person for the CEO position.

12.	DO YOU ANTICIPATE ENVESTNET’S M&A ACTIVITY TO INCREASE AS A RESULT OF THIS TRANSACTION?

Envestnet is continually evaluating ways to build upon our industry-leading wealth management platform and solutions and deliver even greater value to the advisor experience. Our near-term focus will continue to be on integrating the existing parts of Envestnet and ensuring that we are delivering the highest quality platform, solutions and service to our clients.

TRANSACTION QUESTIONS

13.	WHAT ARE THE FINANCIAL TERMS OF THE DEAL?

Envestnet has entered into a definitive agreement to be acquired by Bain Capital in a transaction valuing the Company at $4.5 billion, subject to stockholder approval. Under the terms of the agreement, Envestnet stockholders will receive $63.15 per share in cash upon the completion of the proposed transaction. Reverence Capital Partners also participated in the proposed transaction.

BlackRock, Fidelity Investments, Franklin Templeton, and State Street Global Advisors have committed to invest in the proposed transaction and will hold minority positions in the private company upon completion of the proposed transaction.

14.	HOW WAS THE PRICE DETERMINED, AND IS THIS A FAIR OFFER FOR ENVESTNET?

The Envestnet Board and its advisors conducted a process to maximize value for shareholders. Bain Capital recognized the inherent value that Envestnet has created as a market leader, and the potential the Company has for continued growth by accelerating our ability to deliver a complete and fully integrated platform and set of solutions that enable advisors to better serve clients at all stages of their financial lives. They have strong confidence in our talented and experienced leadership team and believe Envestnet is an attractive investment opportunity. Based upon public company comparables, we believe Bain Capital is paying a full and fair price for the business.

15.	WHEN WILL THE TRANSACTION CLOSE?

The transaction is expected to close in Q4 2024, subject to the satisfaction of customary closing conditions, including receipt of approval by Envestnet’s stockholders and required regulatory approvals.

16.	WHEN WILL THE SHAREHOLDERS VOTE TAKE PLACE?

Envestnet will aim to file its proxy statement by August 10 and will hold the shareholder meeting following the proxy statement becoming “definitive” with the SEC. We expect that the shareholder meeting will be in late Q3, early Q4.

17.	IF THE TRANSACTION IS APPROVED BY SHAREHOLDERS, WHAT CHANGES?

Upon completion of the transaction, which is subject to shareholder approval and other closing conditions, Envestnet’s common stock will no longer be publicly listed, and Envestnet will become a privately-held company.

INTERNAL QUESTIONS

18.	WILL THERE BE ORGANIZATIONAL CHANGES AND WILL MY JOB CHANGE?

We do not foresee any immediate organizational changes as a result of this transaction. We want to ensure employees experience as little disruption as possible during this transition – and that everyone can focus and contribute to the success of the organization.

19.	HOW LIKELY IS A REDUCTION IN FORCE AS A RESULT OF THE SALE?

Over the past few years, we have embraced an expense discipline that has improved our ability to work collaboratively and efficiently, and our results reflect this improvement. This sale will not create a different approach to our employee headcount or our focus on expense management.

20.	WILL SALARIES AND BENEFITS BE AFFECTED? WILL MY PAY OR BENEFITS CHANGE?

We do not foresee any immediate changes to salaries and benefits at this time. Upon completion of the transaction, the Company in partnership with Bain Capital, will evaluate ways to provide competitive compensation, incentive and benefits packages.

21.	WHAT WILL HAPPEN TO MY EQUITY AS AN EMPLOYEE?

During the period between signing of the transaction and the close, employees will be in a blackout period and not able to sell any Envestnet shares.

Once the transaction is approved and the sale is completed, equity will be converted to cash based on the transaction price $63.15 per share.

The resulting cash will be paid out according to the pre-existing vesting schedule.

Employees who have equity will receive a more detailed overview of how their equity will be treated as a result of this transaction.

22.	WHAT HAPPENS NOW FOR ME AS AN EMPLOYEE?

Business will continue as usual.

23.	WHAT DO I DO IF I GET A QUESTION ABOUT THE TRANSACTION?

If you receive a question from a client or prospect regarding the transaction, please escalate to Tom Sipp, **********; Molly Weiss, ********** and Dana D’Auria, **********.

As a reminder, and in adherence to Envestnet's media policy, please forward questions from the media directly to Eric Jones, ********** or to the communications team alias at media@envestnet.com.

If you have any HR/internal questions, please speak directly to your manager or email **********.

CUSTOMER QUESTIONS

24.	WHY IS THIS A GOOD THING FOR ENVESTNET CUSTOMERS?

This is an exciting new chapter for our clients and for Envestnet. In partnership with Bain Capital, we are committed to investing in our platform and continuing to make our technology and solutions more personalized, holistic, connected, and intelligent. This transaction will allow Envestnet to focus on both the immediate and long-term growth strategies that will deliver the platform, solutions and service in ways that are not possible as a public company.

25.	WILL THERE BE ANY CHANGES TO OUR PRICES AS A RESULT OF THIS TRANSACTION?

While we can’t anticipate what future changes we may need to make to our pricing, at this time, there are no plans to make any changes to our prices.

Forward-Looking Statements

This communication contains, and the Company’s other filings and communications may contain forward-looking statements. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements give the Company’s current expectations relating to the Company’s financial condition, results of operations, plans, objectives, future performance and business including, without limitation, statements regarding the transaction and related transactions, the expected closing of the transaction and the timing thereof, and as to the financing commitments. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and other words and terms of similar meaning. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, the Company.

Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected and are subject to a number of known and unknown risks and uncertainties, including: (i) the risk that the transaction may not be completed on the anticipated terms in a timely manner or at all, which may adversely affect the Company’s business and the price of Envestnet’s common stock; (ii) the failure to satisfy any of the conditions to the consummation of the transaction, including the receipt of certain regulatory approvals and the approval of the Company’s stockholders; (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the agreement, including in circumstances requiring the Company to pay a termination fee; (iv) the effect of the announcement or pendency of the transaction on the Company’s business relationships, operating results and business generally; (v) risks that the transaction disrupts the Company’s current plans and operations (including the ability of certain customers to terminate or amend contracts upon a change of control); (vi) the Company’s ability to retain, hire and integrate skilled personnel including the Company’s senior management team and maintain relationships with key business partners and customers, and others with whom it does business, in light of the transaction; (vii) risks related to diverting management’s attention from the Company’s ongoing business operations; (viii) unexpected costs, charges or expenses resulting from the transaction; (ix) the ability to obtain the necessary financing arrangements set forth in the commitment letters received in connection with the transaction; (x) potential litigation relating to the transaction that could be instituted against the parties to the agreement or their respective directors, managers or officers, the effects of any outcomes related thereto; (xi) the impact of adverse general and industry-specific economic and market conditions; (xii) certain restrictions during the pendency of the transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; (xiii) uncertainty as to timing of completion of the transaction; (xv) risks that the benefits of the transaction are not realized when and as expected; (xvi) legislative, regulatory and economic developments; (xvii) those risk and uncertainties set forth under the headings “Forward Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the Securities and Exchange Commission (the “SEC”), as such risk factors may be amended, supplemented or superseded from time to time by other reports filed by the Company with the SEC from time to time, which are available via the SEC’s website at www.sec.gov; and (xviii) those risks that will be described in the proxy statement that will be filed with the SEC and available from the sources indicated below.

The Company cautions you that the important factors referenced above may not contain all the factors that are important to you. These risks, as well as other risks associated with the transaction, will be more fully discussed in the proxy statement that will be filed with the SEC in connection with the transaction. There can be no assurance that the transaction will be completed, or if it is completed, that it will close within the anticipated time period. These factors should not be construed as exhaustive and should be read in conjunction with the other forward-looking statements. The forward-looking statements included in this communication are made only as of the date hereof. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from what we may have expressed or implied by these forward-looking statements. We caution that you should not place significant weight on any of our forward-looking statements. You should specifically consider the factors identified in this communication that could cause actual results to differ. Furthermore, new risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect the Company.

Additional Information and Where to Find It

This communication is being made in connection with the transaction. In connection with the transaction, the Company plans to file a proxy statement and certain other documents regarding the transaction with the SEC. The definitive proxy statement (if and when available) will be mailed to shareholders of the Company. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT THAT WILL BE FILED WITH THE SEC (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. Shareholders will be able to obtain, free of charge, copies of such documents filed by the Company when filed with the SEC in connection with the transaction at the SEC’s website (http://www.sec.gov). In addition, the Company’s shareholders will be able to obtain, free of charge, copies of such documents filed by the Company at the Company’s website (https://investor.envestnet.com/). Alternatively, these documents, when available, can be obtained free of charge from the Company upon written request to the Company at 1000 Chesterbrook Boulevard, Suite 250, Berwyn, Pennsylvania, 19312.

Participants in Solicitation

The Company, its respective directors and certain of its executive officers may be deemed to be “participants” (as defined under Section 14(a) of the Securities Exchange Act of 1934) in the solicitation of proxies from shareholders of the Company with respect to the potential transaction. Information about the identity of Company’s directors is set forth in the Company’s proxy statement on Schedule 14A filed with the SEC on April 5, 2024 (the “2024 Proxy”) (and available here). Information about the compensation of Company’s directors is set forth in the section entitled “Director Compensation” starting on page 23 of the 2024 Proxy (and available here) and information about the compensation of the Company’s executive officers is set forth in the section entitled “Executive Compensation|” staring on page 32 of the 2024 Proxy (and available here). Transactions with related persons (as defined in Item 404 of Regulation S-K promulgated under the Securities Act of 1933) are disclosed in the section entitled “Related Party Transactions” starting on page 20 of the 2024 Proxy (and available here). Information about the beneficial ownership of Company securities by Company’s directors and named executive officers is set forth in the section entitled “Security Ownership of Management” on page 84 of the 2024 Proxy (and available here) and in the section entitled “Security Ownership of Certain Beneficial Owners” starting on page 85 of the 2024 Proxy (and available here).

Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be included in the definitive proxy statement relating to the transaction when it is filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and the Company’s website at https://investor.envestnet.com/